Exhibit 99.1

Corporate Headquarters

Metrologic Instruments, Inc

90 Coles Road

Blackwood, NJ 08012

Tel 856.228.8100

Fax 856.228.0653

www.metrologic.com

Metrologic to be Acquired by Investor Group led by Francisco Partners

Blackwood, New Jersey – September 12, 2006 – Metrologic Instruments, Inc. (NASDAQ–NMS:MTLG), a leading provider of data capture and collection hardware, optical solutions, and image processing software, announced the signing today of a definitive agreement to be acquired for cash by a group of investors led by Francisco Partners, one of the world’s largest technology-focused private equity funds. C. Harry Knowles, Founder and CEO of Metrologic, and Elliott Associates, L.P., a leading multi-strategy hedge fund, will invest alongside Francisco Partners to complete the acquisition.

The Board of Directors of Metrologic, following the unanimous recommendation of a special committee comprised entirely of independent directors, has approved the merger agreement and has recommended that Metrologic’s shareholders approve the merger. Needham & Company, LLC has delivered a fairness opinion to the special committee and to the Board of Directors.

Under the terms of the agreement, Metrologic shareholders will receive $18.50 in cash for each share of Metrologic common stock. The proposed price represents a premium of approximately 23% to the 30-day trailing average closing price of the Company’s common stock. The transaction is expected to be completed in the fourth quarter of 2006, subject to receipt of Metrologic shareholder approval and regulatory approvals, as well as satisfaction of other customary closing conditions.

Janet and Harry Knowles (and their affiliates), and Elliott Associates, L.P. (and its affiliates), who control approximately 41.5% and 7.5% of the outstanding common stock, respectively, have agreed to vote their shares in favor of the transaction. The Knowles’ interests are selling about 84% of their collective ownership. The Knowles are expected to own approximately 15% of the company after consummation of the transaction.

Metrologic plans to maintain its headquarters in Blackwood, NJ and to continue its sales and manufacturing activities out of its current locations. Metrologic does not anticipate any changes to the operations of the business.

Since 1968, Metrologic has demonstrated persistent growth and profitability by focusing on optics, lasers, optical image capture and processing solutions and utilizing its expertise to design, manufacture and market a broad array of laser, holographic and vision-based technologies serving a variety of point-of-sale, commercial and industrial applications.

Metrologic’s products, which are sold in over 113 countries, provide superior functionality and a compelling value proposition for its customers. Metrologic is a vertically integrated manufacturer with major facilities in the United States and China. Metrologic owns a broad portfolio of developed intellectual property covering more than 300 patents.

“We believe that this transaction is in the best interest of our shareholders, customers, partners and employees,” said Knowles. “Francisco Partners and Elliott Associates have a proven track record of helping technology companies build on their success. We look forward to partnering with this group, and taking advantage of their industry expertise, extensive analytical skills and financial strength to more fully execute our strategic vision.”

“We are excited about the opportunity to partner with Metrologic,” commented Dipanjan Deb, co-founder and managing partner of Francisco Partners. “Metrologic is a leader in the automatic identification industry with a strong track record of growth, innovative engineering, leading manufacturing and a worldwide distribution network. The Company has also made

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Corporate Headquarters

Metrologic Instruments, Inc

90 Coles Road

Blackwood, NJ 08012

Tel 856.228.8100

Fax 856.228.0653

www.metrologic.com

significant investments in new product development efforts that we believe will fuel future growth in both of the company’s existing and new markets.”

“We are pleased to enable Metrologic to progress as an innovative leader in the automatic identification industry,” said Jesse Cohn of Elliott Associates. “As significant equity holders in Metrologic, we look forward to continuing our ownership alongside Francisco Partners, which has outstanding technology expertise and Harry and his management team are one of the most capable in the industry.”

In connection with the transaction, Needham & Co. served as financial advisor to Metrologic; Deutsche Bank Securities served as financial advisor to Francisco Partners; and Morgan Stanley served as financial advisor to C. Harry Knowles.

About Metrologic Instruments, Inc.

Metrologic Instruments, Inc. is a global supplier of choice for data capture and collection hardware, optical solutions, and image processing software. Metrologic has been delivering innovative, quality products that are cost effective, reliable and supported by the highest level of personal service for nearly 40 years. Metrologic products are sold worldwide through Metrologic’s sales, service and distribution offices located in The Americas, EMEA and Asia/Pacific. Metrologic provides its customers not only with a great deal, but a great deal more. For more information please call 1-800-667-8400 or visit www.metrologic.com.

About Francisco Partners

With approximately $5 billion of committed capital, Francisco Partners is one of the world’s largest technology-focused private equity funds. The firm was founded to pursue structured investments in technology companies and targets investments in private companies, public companies, and divisions of public companies, with transaction values ranging from $30 million to $2.0 billion. The principals of Francisco Partners have a proven track record, having invested in more than 50 technology companies. For additional information, visit www.franciscopartners.com.

About Elliott Associates

Elliott Associates, L.P. and its sister fund, Elliott International, L.P. have more than $6.6 billion of capital under management. Founded in 1977, Elliott is one of the oldest hedge funds under continuous management.

Forward Looking Statements

Forward-looking statements speak only as of the date made. We undertake no obligation to update any forward-looking statements, including prior forward-looking statements, to reflect the events or circumstances arising after the date as of which they were made. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us.

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current views as to future events and financial performance with respect to our operations. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “aim,” “anticipate,” “are confident,” “estimate,” “expect,” “will be,” “will continue,” “will likely result,” “project,” “intend,” “plan,” “believe,” “look to” and other words and terms of similar meaning in conjunction with a discussion of future operating or financial performance.

These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the inability to complete the merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to the completion of the merger, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the receipt of other required regulatory approvals; (3) the failure to obtain the necessary debt financing arrangements set forth in commitment letters received in connection with the merger; (4) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (5) the ability to recognize the benefits of the merger; and other risks that are set forth in the “Risk Factors,” “Legal Proceedings” and “Management Discussion and Analysis of Results of Operations and Financial Condition”

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Corporate Headquarters

Metrologic Instruments, Inc

90 Coles Road

Blackwood, NJ 08012

Tel 856.228.8100

Fax 856.228.0653

www.metrologic.com

sections of and elsewhere in Metrologic’s SEC filings. Many of the factors that will determine the outcome of the subject matter of this press release are beyond Metrologic’s ability to control or predict.

Important Additional Information Regarding the Merger will be filed with the SEC.

In connection with the proposed merger, Metrologic will file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Metrologic at the SEC website http://www.sec.gov. The proxy statement and other documents also may be obtained for free from Metrologic by directing such request to Metrologic, Investor Relations Department at Investor.Relations@metrologic.com.

Metrologic and certain executive officers and other members of its management may be deemed participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information concerning the interests of Metrologic’s participants in the solicitation, which may be different than those of Metrologic shareholders generally, will be set forth in the proxy statement relating to the merger when it becomes available.

For more information contact:

Kevin Bratton, CFO

856.228.8100 ext.5593

Email: K.Bratton@metrologic.com

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